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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11465, 333-97261, and 333-144632) of Steinway Musical Instruments, Inc. of our report dated March 10, 2010, with respect to the consolidated financial statements of Steinway Musical Instruments, Inc. as of December 31, 2009 and for each of the two years in the period ended December 31, 2009.

/s/ UHY LLP

Houston, Texas
March 11, 2011

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  Exhibit 23.2